Houlihan Lokey Reports First Quarter Fiscal 2023 Financial Results

– First Quarter Fiscal 2023 Revenues of $419 million –
– First Quarter Fiscal 2023 Diluted EPS of $1.03 –
– Adjusted First Quarter Fiscal 2023 Diluted EPS of $1.10 –
– Announces Dividend of $0.53 per Share for Second Quarter Fiscal 2023 –

LOS ANGELES and NEW YORK - July 28, 2022 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2022. For the first quarter ended June 30, 2022, revenues were $419 million, compared with $373 million for the first quarter ended June 30, 2021.
Net income was $71 million, or $1.03 per diluted share, for the first quarter ended June 30, 2022, compared with $86 million, or $1.25 per diluted share, for the first quarter ended June 30, 2021. Adjusted net income for the first quarter ended June 30, 2022 was $76 million, or $1.10 per diluted share, compared with $82 million, or $1.19 per diluted share, for the first quarter ended June 30, 2021.
“We had a solid first fiscal quarter and our diversified business model is performing as we would expect it to in the face of current market conditions. We are seeing a slowdown in global M&A closings; however, new business activity in both our corporate finance and financial and valuation advisory business segments remains healthy. Furthermore, we are beginning to experience a meaningful increase in distressed business opportunities. Regardless of the business environment we encounter in the coming quarters, we believe we are well positioned to successfully address a variety of market conditions.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2022	2021
Revenues	$418,644	$372,722
Operating expenses:
Employee compensation and benefits	265,735	232,304
Non-compensation	75,339	32,742
Operating income	77,570	107,676
Other (income)/expense, net	1,749	(101)
Income before provision for income taxes	75,821	107,777
Provision for income taxes	5,039	21,817
Net income attributable to Houlihan Lokey, Inc.	$70,782	$85,960

Diluted earnings per share	$1.03	$1.25

Revenues

For the first quarter ended June 30, 2022, revenues were $419 million, compared with $373 million for the first quarter ended June 30, 2021. For the first quarter ended June 30, 2022, Corporate Finance (“CF”) revenues increased 26%, Financial Restructuring (“FR”) revenues decreased (20)%, and Financial and Valuation Advisory (“FVA”) revenues increased 19% when compared with the first quarter ended June 30, 2021.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Expenses:
Employee compensation and benefits	$265,735	$232,304	$257,467	$229,225
% of Revenues	63.5%	62.3%	61.5%	61.5%
Non-compensation	$75,339	$32,742	$59,574	$31,678
% of Revenues	18.0%	8.8%	14.2%	8.5%
Provision for income taxes	$5,039	$21,817	$25,205	$29,844
% of Pre-tax income	6.6%	20.2%	24.9%	26.7%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $266 million for the first quarter ended June 30, 2022, compared with $232 million for the first quarter ended June 30, 2021. Adjusted employee compensation and benefits expenses were $257 million for the first quarter ended June 30, 2022, compared with $229 million for the first quarter ended June 30, 2021. This resulted in an adjusted compensation ratio of 61.5% for both the first quarter ended June 30, 2022 and June 30, 2021.

Non-compensation expenses were $75 million for the first quarter ended June 30, 2022, compared with $33 million for the first quarter ended June 30, 2021. The increase in GAAP non-compensation expenses was primarily a result of the inclusion of GCA’s non-compensation expenses in the first quarter ended June 30, 2022, which were not included in the first quarter ended June 30, 2021, and the amortization of intangible assets recognized in connection with the acquisition of GCA. Adjusted non-compensation expenses were $60 million for the first quarter ended June 30, 2022, compared with $32 million for the first quarter ended June 30, 2021. The increase in adjusted non-compensation expenses was primarily a result of the inclusion of GCA’s non-compensation expenses in the first quarter ended June 30, 2022, which were not included in the first quarter ended June 30, 2021, and an increase in travel, meals, and entertainment expenses.

The provision for income taxes was $5 million, representing an effective tax rate of 6.6% for the first quarter ended June 30, 2022, compared with $22 million, representing an effective tax rate of 20.2% for the first quarter ended June 30, 2021. The decrease in the Company’s GAAP tax rate during the first quarter ended June 30, 2022, relative to the same period in 2021, was primarily a result of the release of the provision for an uncertain tax position as a result of the successful closure of a state audit. The adjusted provision for income taxes was $25 million, representing an adjusted effective tax rate of 24.9% for the first quarter ended June 30, 2022, compared with $30 million, representing an adjusted effective tax rate of 26.7% for the first quarter ended June 30, 2021.

Segment Reporting for the First Quarter

Corporate Finance
CF revenues were $264 million for the first quarter ended June 30, 2022, compared with $210 million for the first quarter ended June 30, 2021, representing an increase of 26%. Revenues increased primarily due to a significant increase in the number of closed transactions.

	Three Months Ended June 30,
($ in thousands)	2022	2021
Corporate Finance
Revenues	$263,951	$209,991
# of Managing Directors	217	127
# of Closed transactions (1)	124	84

Financial Restructuring
FR revenues decreased (20)% to $79 million for the first quarter ended June 30, 2022, compared with $99 million for the first quarter ended June 30, 2021. Revenues decreased primarily due to a significant decrease in the number of closed transactions.

	Three Months Ended June 30,
($ in thousands)	2022	2021
Financial Restructuring
Revenues	$78,838	$98,775
# of Managing Directors	55	52
# of Closed transactions (1)	16	24

Financial and Valuation Advisory
FVA revenues increased 19% to $76 million for the first quarter ended June 30, 2022, compared with $64 million for the first quarter ended June 30, 2021. Revenues increased primarily due to an increase in the average fee per fee event and the number of fee events.

	Three Months Ended June 30,
($ in thousands)	2022	2021
Financial and Valuation Advisory
Revenues	$75,855	$63,956
# of Managing Directors	42	35
# of Fee Events (1)	876	820
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.53 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2022, to stockholders of record as of the close of business on September 2, 2022.

As of June 30, 2022, the Company had $525 million of cash and cash equivalents and investment securities, and $53 million of other liabilities, loan payable to non-affiliate, and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, July 28, 2022, to discuss its first quarter fiscal 2023 results. The number to call is 1-800-263-0877 (domestic) or 1-646-828-8143 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 28, 2022 through August 4, 2022, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 1239305#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and may continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past seven consecutive years in the U.S., the No. 1 global restructuring advisor for the past eight consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2022	March 31, 2022
Assets
Cash and cash equivalents	$488,949	$833,697
Restricted cash	373	373
Investment securities	35,587	109,143
Accounts receivable, net of allowance for credit losses	132,039	144,029
Unbilled work in process, net of allowance for credit losses	108,604	104,751
Deferred income taxes	101,955	95,278
Property and equipment, net	52,955	52,176
Operating lease right-of-use assets	165,803	171,942
Goodwill	1,062,408	1,070,442
Other intangible assets, net	230,944	247,333
Other assets	56,247	57,646
Total assets	$2,435,864	$2,886,810

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$573,472	$953,604
Accounts payable and accrued expenses	98,644	126,190
Deferred income	35,803	28,753
Income taxes payable	68,409	61,266
Deferred income taxes	683	789
Loans payable to former shareholders	537	539
Operating lease liabilities	188,039	197,091
Other liabilities	52,714	74,873
Total liabilities	1,018,301	1,443,105

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 49,649,765 and 49,853,564 shares, respectively	50	50
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 19,136,952 and 17,649,555 shares, respectively	19	18
Additional paid-in capital	527,666	564,761
Retained earnings	955,484	922,223
Accumulated other comprehensive loss	(65,656)	(43,347)
Total stockholders’ equity	1,417,563	1,443,705
Total liabilities and stockholders’ equity	$2,435,864	$2,886,810

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2022	2021
Revenues	$418,644	$372,722
Operating expenses:
Employee compensation and benefits	265,735	232,304
Travel, meals, and entertainment	11,050	1,687
Rent	11,790	10,225
Depreciation and amortization	19,143	4,171
Information technology and communications	10,990	6,961
Professional fees	6,469	6,701
Other operating expenses	15,897	2,997
Total operating expenses	341,074	265,046
Operating income	77,570	107,676
Other (income)/expense, net	1,749	(101)
Income before provision for income taxes	75,821	107,777
Provision for income taxes	5,039	21,817
Net income attributable to Houlihan Lokey, Inc.	$70,782	$85,960

Weighted average shares of common stock outstanding:
Basic	63,277,596	65,713,370
Fully diluted	68,828,246	68,718,629
Earnings per share
Basic	$1.12	$1.31
Fully diluted	$1.03	$1.25

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2022	2021
Revenues	$418,644	$372,722

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$265,735	$232,304
Less: Acquisition related retention payments	(8,268)	(3,079)
Employee compensation and benefits expenses (adjusted)	257,467	229,225

Non-compensation expenses
Non-compensation expenses (GAAP)	$75,339	$32,742
Less: Acquisition amortization	(15,765)	(1,064)
Non-compensation expenses (adjusted)	59,574	31,678

Operating income
Operating income (GAAP)	$77,570	$107,676
Plus: Adjustments (1)	24,033	4,143
Operating income (adjusted)	101,603	111,819

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$1,749	$(101)
Less: Warrant revaluation	(1,250)	—
Other (income)/expense, net (adjusted)	499	(101)

Provision for income taxes
Provision for income taxes (GAAP)	$5,039	$21,817
Plus: Impact of the excess tax benefit for stock vesting	8,102	6,922
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	5,762	—
Adjusted provision for income taxes	18,903	28,739
Plus: Resulting tax impact (2)	6,302	1,105
Provision for income taxes (adjusted)	25,205	29,844

Net income
Net income (GAAP)	$70,782	$85,960
(Less)/plus: Adjustments (3)	5,117	(3,884)
Net income (adjusted)	75,899	82,076

Diluted EPS (GAAP)	$1.03	$1.25
Diluted EPS (adjusted)	$1.10	$1.19
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.